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                                                                      EXHIBIT 16



                          LETTER OF ARTHUR ANDERSEN LLP


June 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraphs 2, 3 and 4 of Item 4 included in the Form 8-K dated May 31, 2002 of Computer Motion, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen, LLP


Arthur Andersen LLP
Los Angeles, California